EXHIBIT 107.1

Calculation of Filing Fee Tables
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
(Form Type)

PEOPLES BANCORP INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares, without par value (“Common Shares”)(1)(2)	Other(3)	125,000(1)(2)	$30.59(3)	$3,823,750(3)	$147.60 per $1,000,000	$564.39
Other	Deferred Compensation Obligations(4)	Other(5)	$3,375,000(4)	100%	$3,375,000(5)	$147.60 per $1,000,000	$498.15
Total Offering Amounts					$7,198,750		$1,062.54
Total Fee Offsets							̶
Net Fee Due							$1,062.54

(1) Represents 125,000 Common Shares available for distribution under the Peoples Bancorp Inc. Deferred Compensation Plan for Directors of Peoples Bancorp Inc. and Subsidiaries (the “Directors Deferred Compensation Plan”). The Common Shares being registered under the Directors Deferred Compensation Plan represent Common Shares purchased on the open market for subsequent distribution under the terms of the Directors Deferred Compensation Plan.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement also includes additional Common Shares that may become distributable under the Directors Deferred Compensation Plan as a result of any stock dividend, stock split, recapitalization or similar transaction affecting the Common Shares.

(3) Estimated solely for purposes of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(c) and Rule 457(h) under the 1933 Act, based on a price of $30.59 per Common Share, which is the average of the high and low price per Common Share as reported on The Nasdaq Stock Market on December 12, 2023, within five business days prior to the date of filing.

(4) The Deferred Compensation Obligations under the Directors Deferred Compensation Plan are unsecured obligations of Peoples Bancorp Inc. and of subsidiaries of Peoples Bancorp Inc. to pay deferred compensation in the future in accordance with the terms of the Directors Deferred Compensation Plan.

(5) Estimated solely for purposes of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the 1933 Act, based upon an estimate of the amount of compensation participants may defer under the Directors Deferred Compensation Plan.